EXHIBIT 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

WEX INC.

WEX Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that the name of the corporation is WEX Inc. and the original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on February 16, 2005 under the name Wright Express Corporation. This Amended and Restated Certificate of Incorporation, having been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), restates, integrates and amends the certificate of incorporation of the Corporation as follows:

ARTICLE I

The name of the Corporation is WEX Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is CORPORATION SERVICE COMPANY.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV

(A) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 185,000,000 shares of capital stock, consisting of (i) 175,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

(B) Common Stock. The shares of Common Stock of the Corporation shall be of one and the same class. Except as may be limited by Article X hereof, the holders of Common stock shall have one vote per share of Common Stock on all matters on which holders of Common Stock are entitled to vote.

(C) Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

(D) Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

ARTICLE V

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(A) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(B) The Board of Directors shall consist of one or more members, the exact number of which shall be determined in the manner set forth in the By-Laws.

(C) Until the election of directors at the annual meeting scheduled to be held in 2024, the Board of Directors shall be divided into classes with directors in each class having the term of office specified in this Article V(C). The term of the initial Class I directors shall terminate at the election of directors at the 2006 annual meeting; the term of the initial Class II directors shall terminate at the election of directors at the 2007 annual meeting; and the term of the initial Class III directors shall terminate at the election of directors at the 2008 annual meeting. At each succeeding annual meeting of stockholders beginning in 2006, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Notwithstanding the foregoing, commencing with the election of directors at the annual meeting scheduled to be held in 2022, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting scheduled to be held in 2023; for the election of directors at the annual meeting scheduled to be held in 2023, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting scheduled to be held in 2024; and for the election of directors at the annual meeting scheduled to be held in 2024, each director shall be elected for a term expiring at the next succeeding annual meeting. Commencing with the election of directors at the annual meeting scheduled to be held in 2024 and for the election of directors at each annual meeting thereafter, the classification of the Board of Directors shall cease, and directors shall thereupon be elected for a term expiring at the next annual meeting of stockholders. Until the election of directors at the annual meeting scheduled to be held in 2024, if the authorized number of directors is increased or decreased, any newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the classes of directors, but in no case will a decrease in the authorized number of directors shorten the term of any incumbent director.

(D) The term of each director shall continue until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(E) Subject to the terms of any one or more classes or series of Preferred Stock, any newly created directorship that results from an increase in the authorized number of directors shall be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any vacancy occurring on the Board of Directors shall be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Until the election of directors at the annual meeting scheduled to be held in 2024, a director elected to fill a newly created directorship resulting from an increase in the authorized number of directors shall hold office until the next election of the class for which such director shall have been chosen. Any director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, until the election of directors at the annual meeting scheduled to be held in 2024, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 60% of the voting power of the Corporation’s then issued and outstanding capital stock entitled to vote at the election of directors. Thereafter, any director of the Corporation may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares of capital stock then entitled to vote at an election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

(F) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

ARTICLE VI

No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE VII

The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article VII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article VII.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.

The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article VII shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE VIII

Any action required or permitted to be taken by the stockholders of the Corporation after February 22, 2005 must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

ARTICLE IX

(A) Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

(B) Unless otherwise required by law, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Non-Executive Chairman of the Board of Directors or the Chairman of the Board of Directors, if there be one, (ii) the President or (iii) the Board of Directors. The ability of the stockholders to call a Special Meeting of Stockholders after February 22, 2005 is hereby specifically denied.

ARTICLE X

(A) If, prior to the close of business on the business day immediately preceding the date of any stockholders’ meeting at which any Control Holder, as of the Record Date for such meeting, would be entitled (without regard to this Article X) to vote with respect to any matter, any such Control Holder has not provided the Corporation with written evidence satisfactory to the Corporation, in its sole discretion, that such Control Holder has obtained all Approval(s) that may be required by statute, regulation, or interpretation of the appropriate banking regulatory agency, or that such approvals are not so required, or, if prior to such meeting the Utah Department of Financial Institutions (“UDFI”) or the Federal Deposit Insurance Corporation (“FDIC”) shall have so requested, none of the shares of capital stock over which such Control Holder exercises voting power or control shall be deemed to be present at such meeting, including, without limitation, for purposes of determining whether or not a quorum exists, and none of such shares of capital stock shall be entitled to vote at such meeting on any matter. Every reference in this Certificate of Incorporation to a majority or other proportion of stock or voting stock (or the holders thereof) for any purpose, shall be deemed to refer to such majority or other proportion of the stock or voting stock (or the holders thereof) after giving effect to this Article X.

(B) The Board of Directors shall have the right to demand that any person it reasonably believes may be a Control Holder, supply the Corporation with complete information as to (i) all shares beneficially owned by such person, (ii) any correspondence or discussions between such person (or any person acting on such person’s behalf) and the UDFI and/or the FDIC pertaining to such person’s ownership of securities of the Corporation, or (iii) any other factual matter relating to the applicability of this Article X, as may be reasonably requested by the Board of Directors within 10 days after making such demand.

(C) “Control Holder” means any Federal Control Holder and/or any Utah Control Holder.

(D) “Federal Control Holder” means, as of any date of determination, any natural person or entity that beneficially owns 10% or more of any class of the Corporation’s voting securities outstanding as of such date (determined, with respect to such natural person or entity, without regard to this Article X) outstanding as of such date, provided, that if two or more classes of securities vote together on all matters (except with respect to differences in voting rights that arise by operation of law or by virtue of a default), such classes of securities shall be deemed to be one class of securities for purposes of this paragraph, and a holder’s beneficial ownership percentage shall be determined with respect to such aggregate class of securities.

(E) “Record Date” means, with respect to any vote of stockholders of the Corporation, the date fixed for the determination of those stockholders entitled to vote.

(F) “Approval(s)” means (i) in the case of any Utah Control Holder, the approval or consent of the UDFI for the beneficial ownership of the Corporation’s voting securities by such Utah Control Holder, in an amount not less than the amount beneficially owned by such Utah Control Holder as of the applicable Record Date, and/or (ii) in the case of any Federal Control Holder, the approval or consent of the FDIC for the beneficial ownership of the

Corporation’s voting securities by such Federal Control Holder, in an amount not less than the amount beneficially owned by such Federal Control Holder as of the applicable Record Date.

(G) “Utah Control Holder” means, as of any date of determination, any natural person that beneficially owns 20% or more, or any entity that beneficially owns 10% or more, of any class of the Corporation’s voting securities (determined, with respect to such natural person or entity, without regard to this Article X) outstanding as of such date, provided, that if two or more classes of securities vote together on all matters (except with respect to differences in voting rights that arise by operation of law or by virtue of a default), such classes of securities shall be deemed to be one class of securities for purposes of this paragraph, and a holder’s beneficial ownership percentage shall be determined with respect to such aggregate class of securities.

(H) For purposes of this Article X, beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(I) Any percentage set forth in Article X(D) and Article X (G) shall be automatically adjusted if and to the extent that (i) the definition of “Control” set forth in Section 7-1-103(5) of the Utah Financial Institutions Act, and/or (ii) the presumption of control set forth in 12 CFR 303.82(B)(2), is amended after the date hereof to provide for a different percentage.

(J) This Article X shall not affect the validity of any vote of the stockholders that is otherwise valid and the Corporation shall not be deemed to have the authority under this Article X to alter or amend the results of any vote that has otherwise been validly taken and certified by the inspector of elections. Any determination made by a majority of the Board of Directors pursuant to this Article X in good faith and on the basis of such information as was actually known by the Board of Directors at such time shall be conclusive and binding upon the Corporation and the stockholders, including any Control Holder.

(K) If (x) neither the Corporation nor any subsidiary thereof is subject to regulation by either the UDFI or the FDIC, or (y) the Board of Directors so determines by resolution and there is no pending request from the UDFI or the FDIC to deny any stockholder(s) the right to vote at the time such resolution is adopted, the provisions of this Article X shall be of no further force and effect.

ARTICLE XI

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter, change or repeal the Corporation’s By-Laws. The Corporation’s By-Laws also may be adopted, amended, altered, changed or repealed by the affirmative vote of the holders of at least 60% of the voting power of the shares entitled to vote at an election of directors.

ARTICLE XII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed in this Certificate of Incorporation, the Corporation’s By-Laws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least 60% of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of Articles V, VII, IX and X of this Certificate of Incorporation or this Article XII.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this 9th day of June, 2021.

WEX INC.

By:	/s/ Hilary Rapkin
	Name:	Hilary Rapkin
	Title:	Chief Legal Officer and Corporate Secretary